UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 28, 2015

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

(b)                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, pursuant to the Guidelines on Corporate Governance of The Macerich Company, a Maryland corporation (the “Company”), and as a result of the failure of each of Douglas D. Abbey and Stanley A. Moore to receive a sufficient number of votes for re-election at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”), Messrs. Abbey and Moore each tendered his resignation from the Board of Directors (the “Board”) of the Company.  Following the Annual Meeting, consistent with the Company’s Guidelines on Corporate Governance, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, accepted the tendered resignations from Messrs. Abbey and Moore, effective as of May 28, 2015.

On May 28, 2015, the Board reduced the size of the Board from 12 directors to 10.

The information set forth in Item 5.03 of this report that is related to the resignations from the Board of the Class I and Class III directors in order to implement a declassified board structure, and the immediate re-election of those directors to the Board, is hereby incorporated by reference under this Item 5.02.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Declassification of the Board.  On May 28, 2015, the Board elected by resolution to no longer be subject to Section 3-803 of the Maryland General Corporation Law (“MGCL”).  In accordance with Maryland law, Articles Supplementary with respect to the Company’s election to no longer be subject to Section 3-803 of the MGCL were filed by the Company with, and were accepted for record by, the State Department of Assessments and Taxation of Maryland on and effective as of June 1, 2015.  As permitted under the MGCL, in order to effect the immediate declassification of the Board, each of the Class I directors and Class III directors resigned from the Board and were immediately re-elected by the remaining directors to serve until the Company’s annual meeting of stockholders in 2016 and until their successors are duly elected and qualify.  Accordingly, the Board will no longer be classified into three separate classes of directors, with directors in each class generally serving three-year terms. Instead, the Board will consist of a single class of directors and directors will stand for election each year.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the text of the Articles Supplementary, which is attached hereto as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 28, 2015, the Annual Meeting was held.  The following are the proposals voted upon at the Annual Meeting and the final results of the votes on such proposals.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2015 (the “Definitive Proxy Statement”).  Information regarding the terms of a settlement between the Company and certain stockholders with respect to the election of directors at the Annual Meeting was included in the Definitive Proxy Statement and is incorporated herein by reference.

Proposal 1:                               Election of Class I Directors.

	For	Against	Abstensions	Broker Non- Votes
Douglas D. Abbey	28,443,986	113,907,181	640,130	3,849,247

John H. Alschuler	119,057,568	17,993,844	5,939,885	3,849,247

Steven R. Hash	119,044,281	18,004,388	5,942,628	3,849,247

Stanley A. Moore	28,044,451	114,635,324	311,522	3,849,247

Proposal 2:                               Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2015.

For	Against	Abstensions
146,379,355	263,981	197,208

There were no broker non-votes for Proposal 2.

Proposal 3:                               Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstensions	Broker Non- Votes
79,817,820	62,973,808	199,669	3,849,247

Item 8.01                                           Other Events.

The Company issued a press release on May 28, 2015 announcing the results of its Annual Meeting and the declassification of its Board.  A copy of the press release is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 3.1	Articles Supplementary relating to The Macerich Company’s election to no longer be subject to Section 3-803 of the Maryland General Corporation Law.

Exhibit 99.1	Press Release dated May 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

June 1, 2015	/s/ Thomas E. O’Hern
Date	Senior Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles Supplementary relating to The Macerich Company’s election to no longer be subject to Section 3-803 of the Maryland General Corporation Law.

99.1	Press Release dated May 28, 2015.